UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):           June 14, 2005
ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code           (415) 733-4000
Not Applicable

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ABM Industries Incorporated (“ABM” or the “Company”) filed a Current Report on Form 8-K on June 16, 2005 (the “Original Form 8-K”), to report the entry into and termination of a material definitive agreement and certain grants of employee stock options. ABM is filing this Form 8-K/A to correct certain information contained in Item 1.01 of the Original Form 8-K with respect to the employee stock options granted under the 2002 Price-Vested Option Plan to Henrik C. Slipsager and James P. McClure. The correct Item 1.01 is set forth in its entirety below. Item 1.02 is unchanged from the Original Form 8-K.
Item 1.01     Entry into a Material Definitive Agreement
On June 14, 2005, ABM Industries Incorporated (“ABM”) and Henrik C. Slipsager, President & Chief Executive Officer of ABM entered into a new employment agreement. The new agreement has a term ending October 31, 2008. The terms of Mr. Slipsager’s compensation are unchanged, with a base salary of $677,950 and a target bonus of 50% of base salary, which may range from 0% to 150% of the target based on Mr. Slipsager’s performance. The performance criteria for fiscal 2005 are those reported in ABM’s Form 8-K Current Report dated March 24, 2005. The remaining provisions of the agreement contain substantially the same terms and conditions as Mr. Slipsager’s previous employment agreement, including non-competition, post-employment non-solicitation of customers and employees, and confidentiality with additional terms related to mutual non-disparagement, cooperation on litigation matters subsequent to termination, and revised terms related to the arbitration of any post-employment disputes.
On June 14, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) granted the following executive officers stock options under the 2002 Price-Vested Stock Option Plan to purchase the number of shares of the Company’s common stock set forth beside each officer’s name:

Henrik C. Slipsager President & Chief Executive Officer	100,000*

William T. (“Terry”) Petty Executive Vice President & Chief Operating Officer	50,000

James P. McClure Executive Vice President & President, ABM Janitorial Services	120,000*

George B. Sundby Executive Vice President & Chief Financial Officer	50,000

Linda S. Auwers Senior Vice President & General Counsel	75,000

Steven M. Zaccagnini Senior Vice President & President, ABM Facility Services	100,000

David L. Farwell Vice President & Treasurer	50,000
The exercise price for the shares under the June 14, 2005 grants is $18.30, the “Fair Market Value” of a share of the Company’s common stock at the time of grant. The shares will vest within the first four years after the date of grant if the Fair Market Value of the Common Stock for 10 trading days in any period of 30 consecutive trading days (a) equals or exceeds $23 with respect to 50% of the shares or (b) equals or exceeds $26 for the remaining shares. To the extent that accelerated vesting does not occur, the options will vest on June 14, 2013.

*   On September 6, 2005, the Compensation Committee made subsequent grants, effective September 14, 2005, to Mr. Slipsager and Mr. McClure under the Company’s 1987 Time Vested Incentive Stock Option Plan for an additional 100,000 shares and 5,640 shares, respectively. The exercise price for these options will be equal to the closing price of the Company’s common stock on the Composite Transaction Index for the New York Stock Exchange on September 14, 2005.

Item 1.02 Termination of a Material Definitive Agreement
On June 14, 2005, the employment agreement effective as of November 1, 2003 between ABM and Mr. Slipsager terminated and was replaced by the agreement dated June 14, 2005, which is discussed under Item 1.01 above.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: September 12, 2005	By:	/s/ Linda S. Auwers
Linda S. Auwers
Senior Vice President & General Counsel